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                                                                   Exhibit 11(a)


CONSENT OF INDEPENDENT AUDITORS

We consent to the use in Post-Effective Amendment No. 8 to Registration Statement No. 33-50476 of The Target Portfolio Trust of our report dated February 21, 1997, appearing in the Statement of Additional Information, which is included in such Registration Statement, and to the references to us under the heading "Financial Highlights" in the Prospectus, which is also included in such Registration Statement.



Deloitte & Touche LLP
New York, New York
March 6, 1998